SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 9, 2010
Date of report (Date of earliest event reported)

Petroleum Development Corporation
(Doing Business as PDC Energy)

Exact Name of Registrant as Specified in Charter

Nevada	0-7246	95-2636730
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

1775 Sherman Street, Suite 3000, Denver, CO 80203
Address of Principal Executive Offices

304-842-3597
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

No Change
Former Name or Former Address, if Changed Since Last Report

Item 7.01                      Regulation FD Disclosure.
Item 2.02                      Results of Operations and Financial Conditions.

The following information is furnished pursuant to both Item 7.01 and 2.02.

On August 9, 2010, Petroleum Development Corporation (dba PDC Energy) (the “Company”) reported its 2010 second quarter results.  A copy of the news release is attached by reference as Exhibit 99.1.

The Company has previously scheduled a teleconference call with investors on Monday, August 9, 2010, at 1:00 p.m. ET to discuss its second quarter 2010 results. A copy of the earnings call slide presentation is attached by reference as Exhibit 99.2 and can be found on the Company's website at www.petd.com.

Information included in this report, and in Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in the filing.

The press release and slides furnished as exhibits to this report include forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act.  Such forward-looking statements are subject to certain risks and uncertainties, as disclosed by the Company from time to time in its filings with the Securities and Exchange Commission.  As a result of these factors, the Company’s actual results may differ materially from those indicated or implied by such forward-looking statements.  Except as required by law, we disclaim any obligation to publicly update or revise forward looking statements after the date of this report to conform them to actual results.

EXHIBIT INDEX

Item 9.01                        Financial Statements and Exhibits.

Exhibit No.	Description
99.1	PRESS RELEASE Petroleum Development Corporation Announces Second Quarter 2010 Results
99.2	EARNINGS CALL PRESENTATION Petroleum Development Corporation 2010 Second Quarter Teleconference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROLEUM DEVELOPMENT CORPORATION

Date:	August 9, 2010

By:	/s/ Richard W. McCullough
Richard W. McCullough
Chairman and CEO